UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 20, 2010

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14330	57-1003983
(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Polymer Group, Inc. (the “Company”), held on May 20, 2010, the stockholders voted on a proposal to elect Mr. Carlos P. Cavallé, Ms. Elizabeth A. Fessenden, Ms. Veronica M. Hagen, Mr. Keith B. Hall, Mr. William B. Hewitt, Mr. James A. Ovenden, Mr. Mark R. Patterson and Mr. Jurriaan van der Schee to the Board of Directors for one-year terms or until their successors are duly elected and qualified.  The stockholders elected each of the director nominees.  The final number of votes cast for or withheld, as well as the number not voted for each nominee are listed below.

Name	For	Withheld	Not Voted
Cavallé	16,976,943	512	4,271,089
Fessenden	16,976,943	512	4,271,089
Hagen	16,976,918	537	4,271,089
Hall	16,975,197	2,258	4,271,089
Hewitt	16,975,160	2,295	4,271,089
Ovenden	16,975,222	2,233	4,271,089
Patterson	16,178,026	799,429	4,271,089
van der Schee	16,976,942	513	4,271,089

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.
(Registrant)

Date: May 25, 2010	By:	/s/ Daniel L. Rikard
Senior Vice President, General Counsel and Secretary